Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

TEXAS INDUSTRIES, INC.
(Exact name of obligor as specified in its charter)
* See Table 1 — List of additional obligors

Delaware (State or other jurisdiction of incorporation or organization)	75-0832210 (I.R.S. Employer Identification No.)
1341 West Mockingbird Lane
Suite 700W
Dallas, Texas 75247-6913
(Address of principal executive offices)

7 1/4% Senior Notes due 2013
(Title of the indenture securities)

Table 1

	Guarantor	State of Incorporation
1.	BROOKHOLLOW CORPORATION	Delaware

2.	BROOK HOLLOW PROPERTIES, INC.	Texas

3.	BROOKHOLLOW OF ALEXANDRIA, INC.	Louisiana

4.	BROOKHOLLOW OF VIRGINIA, INC.	Virginia

5.	CREOLE CORPORATION	Delaware

6.	PACIFIC CUSTOM MATERIALS, INC.	California

7.	RIVERSIDE CEMENT COMPANY	California

8.	PARTIN LIMESTONE PRODUCTS, INC.	California

9.	RIVERSIDE CEMENT HOLDINGS COMPANY	Delaware

10.	SOUTHWESTERN FINANCIAL CORPORATION	Texas

11.	TEXAS INDUSTRIES HOLDINGS, LLC	Delaware

12.	TEXAS INDUSTRIES TRUST	Delaware

13.	TXI AVIATION, INC.	Texas

14.	TXI CALIFORNIA INC.	Delaware

15.	TXI CEMENT COMPANY	Delaware

16.	TXI LLC	Delaware

17.	TXI OPERATING TRUST	Delaware

18.	TXI OPERATIONS, LP	Delaware

19.	TXI POWER COMPANY	Texas

20.	TXI RIVERSIDE INC.	Delaware

21.	TXI TRANSPORTATION COMPANY	Texas
Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

     Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
                    None with respect to the trustee.
     No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
     Item 15. Foreign Trustee. Not applicable.
     Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.****

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

****	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 15th day of November 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Melissa A. Scott
Melissa A. Scott
Vice President

EXHIBIT 6
November 15, 2005
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Melissa A. Scott
Melissa A. Scott
Vice President

EXHIBIT 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,712
Interest-bearing balances		1,968
Securities:
Held-to-maturity securities		0
Available-for-sale securities		24,158
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,518
Securities purchased under agreements to resell		905
Loans and lease financing receivables:
Loans and leases held for sale		32,024
Loans and leases, net of unearned income	249,760
LESS: Allowance for loan and lease losses	2,336
Loans and leases, net of unearned income and allowance		247,424
Trading Assets		6,313
Premises and fixed assets (including capitalized leases)		3,676
Other real estate owned		125
Investments in unconsolidated subsidiaries and associated companies		330
Customers’ liability to this bank on acceptances outstanding		94
Intangible assets
Goodwill		8,613
Other intangible assets		9,109
Other assets		14,151

Total assets		$364,120

LIABILITIES
Deposits:
In domestic offices		$255,501
Noninterest-bearing	81,024
Interest-bearing	174,477
In foreign offices, Edge and Agreement subsidiaries, and IBFs		28,344
Noninterest-bearing	3
Interest-bearing	28,341
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,370
Securities sold under agreements to repurchase		3,423

Dollar Amounts
In Millions

Trading liabilities	4,966
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	10,763
Bank’s liability on acceptances executed and outstanding	94
Subordinated notes and debentures	7,038
Other liabilities	10,508

Total liabilities	$330,007

Minority interest in consolidated subsidiaries	64

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,521
Retained earnings	8,517
Accumulated other comprehensive income	491
Other equity capital components	0

Total equity capital	34,049

Total liabilities, minority interest, and equity capital	$364,120

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Martin
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins
Carrie Tolstedt	Directors
Pat Callahan